Exhibit 99.1

Modification to Time Notes

Reference is hereby made to an Unsecured Convertible Promissory Note, dated January 19, 2005 made by Host America Corporation and C. Michael Horton and Christine G. Horton JTWROS.

The Note is hereby modified as follows:

1.	The final maturity date is hereby extended to July 19, 2007 at which time all outstanding principal and accrued interest will be due.

2.	All other terms and conditions of the Note shall remain the same.

By their signatures below, signed on January 26, 2007, each of the parties agrees to this Modification.

 /s/ David Murphy
Host America Corporation

 /s/ C. Michael Horton
C. Michael Horton

 /s/ Christine G. Horton
Christine G. Horton